UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	The Nasdaq Stock Capital Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, Phoenix Motor Inc. (the “Company”) appointed Lewis W. Liu as the Company’s Chief Financial Officer, effective immediately.

Lewis W. Liu, age 61, has been serving as SVP of Operations and SVP of Vehicle Program & Business Development since July 2022. Prior to that, from January 2019 to April 2022, Dr. Liu worked as VP of Business Development & Strategy, Corporate Process Executive and Quality Task Force Head at Karma Automotive, an EV manufacturer based in Irvine, CA. Dr. Liu was a founding team member at AiKar, a California based EV technology start-up. Dr. Liu served as the Head of the Global Charging Business and Head of Strategic Partnerships for Faraday Future, another California based EV start-up. In addition, Dr. Liu was the Lead Director of the automotive practice for KPMG Advisory (China) in Beijing, China. Dr. Liu served as general manager with full P&L responsibility for a business unit of a global Fortune 500 electronics manufacturer operating five plants in the region. Dr. Liu also acted as a plant manager and regional supply chain head for this global Fortune 500 company. Dr. Liu holds an Ph.D. in Automotive Engineering from Tsinghua University, an MBA in Finance from the University of Chicago, an MS in Artificial Intelligence from the University of Mississippi, and a BS in Computer Science from Beijing Polytechnic University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2024	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board